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                                                                   EXHIBIT 23.9

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference into this Registration Statement (Form S-4) of our report dated March 6, 1998 with respect to the consolidated financial statements of the Orlando SMSA Limited Partnership as of and for the year ended December 31, 1997. Such report is included in
360   Communications Company's Annual Report on Form 10-K for the year ended December 31, 1997; such financial statements are not included separately in the Form 10-K.

                                          Coopers & Lybrand L.L.P.

Atlanta, Georgia
May 6, 1998